Exhibit 10.2
FUNDING AGREEMENT

THIS FUNDING AGREEMENT (this "Agreement"), is executed as of February 6, 2006, by and between Itec Environmental Group, Inc., a Delaware corporation (the "Company"), and Itec Capital Group, LLC, a Washington limited liability company ("ICG").

WHEREAS, the Company wishes to sell and ICG wishes to invest on behalf of its members $1.0 million in connection with acquiring certain securities of the Company, with the rights provided and under the terms set forth herein; and

WHEREAS, ICG is willing to provide such additional investment on terms and conditions as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and ICG, intending to be legally bound, agree as follows:

ARTICLE 1
DEFINITIONS

1.1  Defined terms. Certain capitalized terms used in this Agreement shall have the specific meanings defined below:

“Business Day” shall mean a day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required by law to close.

“Closing Date” shall mean the date upon which the Investment (as defined below) is received by the Company.

"Encumbrance" means any lien, charge, security interest, mortgage, deed of trust, pledge or other encumbrance of any nature whatsoever.

“Interest Rate” shall mean ten percent (10%) per annum.

“Proprietary Rights” means all patents, trademarks, service marks, copyrights, trade names and all registrations and applications and renewals for any of the foregoing and all goodwill associated therewith.

ARTICLE 2
THE INVESTMENT

2.1 Investment. According to the terms and subject to the conditions of this Agreement, ICG shall invest on behalf of its members an amount of One Million Dollars ($1,000,000.00) (the “Investment”) under the terms of the KW Securities Financing pursuant to the Company’s 2006 Private Placement Memorandum (the “PPM”) with an option to invest up to an additional Eight Million Dollars ($8,000,000) (the “Additional Investment”). The Investment shall be evidenced by one or more convertible promissory notes (each a “Note”), duly executed on behalf of the Company and dated as of the date that funds are received by the Company. In connection with the Investment, the Company agrees and undertakes to do as follows:

(a)  issue Note(s) and Warrants (as defined below), and otherwise be responsible and liable, for the full amount of the Investment or Additional Investment but shall receive actual funds equal to ninety-two percent (92%) of the Investment and the Additional Investment (if applicable).

(b)  issue to ICG, (i) a warrant for that number of shares equal to eight percent (8%) of the securities, exclusing any Note(s), issued pursuant to the Investment (the “Investment Warrant”); (ii) a warrant for that number of shares equal to eight percent (8%) of the securities issued pursuant to the Additional Investment (the “Additional Investment Warrant”); and (iii) that number of shares equal to eight percent (8%) of the securities issued in connection with the conversion of the Note(s) into equity (the “Conversion Warrant”).

(c)  provide ICG with a cash payment equal to three percent (3%) of any cash received by the Company in connection with any future financing and a warrant equal to three percent (3%) of that number of securities issued by the Company pursuant to such future financing, for a one (1) year period from the date of this Agreement.

2.2 Interest.

(a)  Interest Rate. The Note(s) shall bear interest (“Interest”) from the date of issuance until the Maturity Date at the Interest Rate (calculated on the basis of the actual number of days elapsed over a year of 360 days). Interest is payable by the Company on a monthly basis in arrears on the first Business Day of the month.

(b)  Default Interest. Upon the occurrence of an Event of Default and for so long as such Event of Default continues, Interest shall accrue on the outstanding Note amount at the rate per annum equal to the lower of eighteen percent (18%) or the maximum rate of interest permissible under applicable law at any time (the “Default Interest Rate”). The term “Interest” shall include both the interest rate described in Section 2.2(a) and the Default Interest Rate, if applicable.

2.3 Maturity Date. Unless the Note(s) are earlier accelerated pursuant to the terms hereof or converted pursuant to the provisions of Section 4.1 hereof, the Note(s) and all accrued Interest thereon shall be due and payable in full on the date that is one (1) year following the date the Company receives the funds represented by the Note (the “Maturity Date”). ICG may, at ICG's option, extend the Maturity Date on such terms and conditions as determined by ICG in their sole discretion.

2.4 Conditions Precedent to the Investment. The obligation of ICG to make the Investment pursuant to Section 2.1 shall be subject to the satisfaction, on or before the applicable Closing Date, of the conditions set forth in this Section. If the conditions set forth in this Section are not met on or prior to the applicable Closing Date, ICG shall have no obligation to fund the amount of the Investment required on the applicable Closing Date.

(a)  The Company shall have duly executed and delivered to ICG the Note representing the Investment in the amount funded on the applicable Closing Date.

(b)  The Company shall have duly authorized, executed, and delivered to ICG a security agreement (the “Security Agreement”) to secure the repayment of the Investment and granting ICG a continuing security interest in all presently existing and hereafter acquired assets and property of the Company of whatever nature and wherever located which such Security Interest shall be senior to all other security interests or Encumbrances against the assets and property of the Company other than Senior Debt (as hereafter defined). Except as set forth above, ICG’s security interest shall be senior to any other indebtedness of the Company, whether now existing or created or incurred in the future. “Senior Debt” shall mean all indebtedness for all principal, fees, expenses, interest, penalties, post-bankruptcy petition interest, and all other amounts payable for money borrowed from banking or other financial institutions or governmental lending facilities that is not convertible into equity securities of the Company, including, but not limited to the $2,000,000 loan from the California Integrated Waste Management Board (the “CIWMB Loan”) and the remaining amount due and owing the Elevation Fund, LLC (the “Elevation Fund”).

ARTICLE 3
REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1 Organization, qualification and Authority. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, and is in good standing and duly qualified to do business as a foreign corporation in all jurisdictions where the operation of its business or the ownership of its properties make such qualification necessary. The Company has the requisite corporate power and authority to own, lease and operate its facilities and assets as presently owned, leased and operated, and to carry on its respective business as it is now being conducted. The Company has the requisite or individual right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements contemplated hereby or necessary to give effect to the provisions of this Agreement and to consummate the transactions contemplated hereunder and thereunder. The execution, delivery and consummation of this Agreement, and all other agreements and documents executed in connection herewith by the Company, have been duly authorized by all necessary action on the part of the Company. No other action, consent or approval on the part of the Company or any other person or entity, is necessary to authorize the Company's due and valid execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection hereto. This Agreement and all other agreements and documents executed in connection herewith by the Company, upon due execution and delivery thereof, shall constitute the valid and binding obligations of the Company, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

3.2 Compliance with Laws. The nature and transaction of the Company's business and operations and the use of its properties and assets do not, and during the term of this Agreement shall not, violate or conflict with in any material respect any applicable law, statute, ordinance, rule, regulation or order of any kind or nature.

3.3 Absence of Conflicts. The execution, delivery and performance by the Company of this Agreement and all other agreements and documents executed in connection herewith by the Company, and the transactions contemplated hereby, do not constitute a breach or default, or require consents under, any agreement, permit, contract or other instrument to which the Company is a party, or by which the Company is bound or to which any of the assets of the Company is subject, or any judgment, order, writ, decree, authorization, license, rule, regulation, or statute to which the Company is subject, and will not result in the creation of any lien upon any of the assets of the Company.

3.4 Litigation and Taxes. There is no litigation or governmental proceeding pending, or to the best knowledge of the Company after due inquiry, threatened, against the Company other than as disclosed in the Company SEC Reports (as defined below). The Company has duly filed all applicable income or other tax returns and has paid all material income or other taxes when due. There is no controversy or objection pending, or to the best knowledge of the Company after due inquiry, threatened in respect of any tax returns of the Company.

3.5 Intellectual Property. No proceedings have been instituted or are pending or, to the Company’s knowledge, threatened which challenge the validity of the ownership by the Company of any Proprietary Rights of the Company. The Company has not licensed anyone to use any such Proprietary Rights and, to the Company’s knowledge, there has been no use or infringement of any of such Proprietary Rights by any other person.

3.6 Company's SEC Reports. The Company is current in regards to all filings with the Securities and Exchange Commission (the “SEC”) of all forms, reports, definitive proxy statements, schedules and registration statements (the “ Company SEC Reports”) required to be filed by it with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the respective rules and regulations of the SEC thereunder. As of their respective filing dates or, if amended prior to the date hereof, as of the date of the last amendment, none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company SEC Reports (including, without limitation, any financial statements and schedules included therein) when filed or, if amended prior to the date hereof, as of the date of the last amendment, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the respective rules and regulations of the SEC thereunder.

3.7 No Omissions or Misstatements. None of the information included in this Agreement, other documents or information furnished to ICG by the Company, or any of its representations, contains any untrue statement of a material fact or is misleading in any material respect or omits to state any material fact. Copies of all documents referred to in herein have been delivered or made available to ICG and constitute true and complete copies thereof and include all amendments, schedules, appendices, supplements or modifications thereto or waivers thereunder.

3.8 Other Indebtedness. On and as of the date hereof and on and as of each Closing Date, the Company does not and will not have any outstanding Senior Debt other than the CIWMB Loan and the amount due and owning the Elevation Fund. For so long as the Note(s) (or any note issued upon transfer of the Note(s), in whole or in part) remains outstanding, the Company shall not incur, create or enter into any agreement to incur or create indebtedness ranking on a parity or parri passu with the Note(s) (“Parity Debt”), other than the investors participating in the current financing under the Company’s 2006 Private Placement Memorandum and certain other ICG investors, identified in Schedule A to the Security Agreement, as defined below, without the prior written consent of ICG, which consent shall not be unreasonably withheld.

3.9 ICG Board Representation. Effective at the Closing of the Investment, the Company shall appoint a representative of ICG (the “ICG Representative”) to the Company’s Board of Directors. For so long as (i) the Note(s) (or any note issued upon transfer of the Note(s), in whole or in part) remains outstanding, or if later (ii) one year from the Maturity Date, the Company shall nominate ICG Representative for election to the Board at any and all times that the stockholders of the Company take action (whether by meeting or written consent) to elect members of the Board of Directors and shall use best efforts to secure ICG Representative election to the Board.

3.10 Right of Participation. ICG shall have the right in the event the Company proposes to offer equity securities (the “New Securities”) to any person or company to purchase any New Securities. ICG shall have the right to invest with current investors participating in the KW Securities Financing pursuant to the Company’s 2006 Private Placement Memorandum (the “PPM”), to collectively subscribe to, in the aggregate, fifty percent (50%) of the New Securities. The Company grants ICG this right for three (3) years. For purposes of this section, “New Securities” shall mean any capital stock of the Company whether now authorized or not, and rights options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term “New Securities” does not include (i) securities purchased under any common stock purchase agreements; (ii) securities issued upon any conversions; (iii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment of any such entity; (iv) securities issued in connection with any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument; (v) securities issued to employees, consultants, officers, directors or advisors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; (vi) securities issued in connection obtaining lease financing, whether issued to a ICG, lessor, guarantor or other person and approved by the Board of Directors; (vii) securities issued to leasing companies, landlords, ICG and other providers of goods and services to the Company and approved by the Board of Directors; (viii) securities issued in a pubic offering pursuant to a registration under the Securities Act; (ix) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; (x) securities issued in connection with strategic transactions involving the Company and other entities, including, (A) joint ventures, manufacturing, marketing or distribution arrangements or (B) technology license, transfer or development arrangements; provided that such strategic transactions and the issuance of shares therein, have been approved by the Company’s Board of Directors; and (xi) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (x) above.

ARTICLE 4
CONVERSION

4.1 Conversion Right. ICG in its sole discretion may convert, via written notice to the Company, the full amount of the principal plus any interest payable under the Note(s) and the Funding Agreement into shares of common stock of the Company at a conversion price of $0.0975 per share (the “Conversion Right”). All conversion and exercise prices in this Funding Agreement shall be subject to appropriate adjustment in the case of stock splits, stock dividends, recapitalizations and the like.

ARTICLE 5
DEFAULT

5.1 Events of Default. The occurrence of any of the following events (each an “Event of Default”), not cured in the applicable cure period, if any, shall constitute an Event of Default of the Company:

(a)  a breach of any representation, warranty, covenant or other provision of this Agreement or the Note(s), which, if capable of being cured, is not cured within ten days following notice thereof to the Company;

(b)  the failure to make when due any payment described in this Agreement or the Note(s), whether on or after the Maturity Date, by acceleration or otherwise;

(c)  the failure to make when due any payment on any Senior Debt or Parity Debt, whether on or after the maturity date, by acceleration or otherwise;

(d)  The removal of ICG Representative from the Company’s Board of Directors or the failure of ICG Representative to continue to serve on the Board of Directors of the Company for any reason other than his death or voluntary resignation; and

(e)  (i) the application for the appointment of a receiver or custodian for the Company or the property of the Company, (ii) the entry of an order for relief or the filing of a petition by or against the Company under the provisions of any bankruptcy or insolvency law, (iii) any assignment for the benefit of creditors by or against the Company, or (iv) the Company becomes insolvent.

5.2 Effect of Default. Upon the occurrence of any Event of Default that is not cured within any applicable cure period, ICG may elect, by written notice delivered to the Company, to take any or all of the following actions: (i) declare the outstanding amounts under the Note(s) to be forthwith due and payable, whereupon the entire unpaid Amount, together with accrued and unpaid Interest thereon (including the Default Interest Rate), and all other cash obligations hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any of the Note(s) to the contrary notwithstanding, and (ii) exercise any and all other remedies provided hereunder or available at law or in equity upon the occurrence and continuation of an Event of Default.

ARTICLE 6
ISSUANCE OF SECURITIES

6.1 Issuance of Shares and Warrants. As set forth in Section 2.1, the Company shall issue to ICG (i) a warrant for that number of shares equal to eight percent (8%) of the securities issued pursuant to the Investment (the “Investment Warrant”); and (ii) a warrant for that number of shares equal to eight percent (8%) of the securities issued pursuant to the Additional Investment (the “Additional Investment Warrant”), in the form attached hereto as Exhibit A (the “Warrant”). The Warrant shall be immediately exercisable by ICG (or its assigns) on the Closing Date and at an exercise price of Six Cents ($0.06) per share. The Warrant shall be exercisable for a period of four (4) years following the Closing Date. The number of shares purchasable upon Exercise of the Warrant and the exercise price thereof shall be subject to appropriate adjustment in the case of stock splits, stock dividends, recapitalizations and will contain antidilution protection identical to those contained in the Note(s). Further, upon conversion of the Note(s) from debt to equity the Company shall issue to ICG that number of shares equal to eight percent (8%) of the securities issued in connection with the conversion of the Note(s) into equity (the “Conversion Shares”)

6.2 Registration of Registrable Securities. Within twelve (12) months after the Closing Date, the Company, at its expense, shall have registered pursuant to one or more effective registration statements filed with the SEC under the Securities Act the resale by ICG or any successor thereto any and all Company shares issued or issuable (x) pursuant to the Conversion Right or otherwise with respect to the Investment and (y) upon exercise or conversion of the Warrants and the Conversion Warrant (collectively, the “Registrable Securities”), and the Company agrees to maintain the effectiveness and currency of each such registration statement, including any related prospectus until the earlier to occur of (i) the resale of the Registrable Securities by ICG or any successor thereto in the manner contemplated by such registration statement or (ii) such time as all of the Registrable Securities may be sold by ICG or any successor thereto pursuant to Rule 144(k) under the Securities Act (or any successor provision thereto); and the Company shall take all such further action (including, without limitation, any registration of such shares under applicable state securities laws and the listing of such shares on any and all trading markets or stock exchanges as the Company’s Common Shares may trade from time to time) as shall permit the resale of such shares, or any portion thereof, as aforesaid. The Company agrees to amend such registration statements from time to time upon request of ICG to reflect any successors of ICG’s rights hereunder. The Company shall from time to time furnish to ICG or any successor thereto sufficient copies of any such prospectus, and any supplements thereto, so as to permit the resale of such Registrable Securities, or any portion thereof, in the manner prescribed by ICG or any successor thereto. If, at any time prior to twelve (12) months after the Closing Date, the Company files a registration statement with the SEC for the purpose of registering the sale of its equity securities under the Securities Act (other than on Form S-4 or Form S-8), the Company agrees to include the registration of the resale of the Registrable Securities in such registration statement and the other applicable covenants and agreements of the Company set forth in this Section 6.2 shall apply to such registration statement.

ARTICLE 7
MISCELLANEOUS

7.1 Successors and Assigns; Third Party Beneficiary. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and permitted assigns of the parties. This Agreement may not be assigned (whether by operation of law or otherwise) by the Company without the prior written consent of ICG. ICG’s rights under this Agreement and the related agreements of the Company contemplated hereby (including the Note(s) and the Security Agreement) may be assigned, in whole or in part, by ICG without the consent of the Company.

7.2 Titles and Subtitles. The titles and subtitles of the Sections of this Agreement are used for convenience only and shall not be considered in construing or interpreting this agreement.

7.3 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to the Company, to:

Itec Environmental Group, Inc.
5300 Claus Road, Box 760
Riverbank, CA 95367
Attn: Gary M. De Laurentiis
Fax: (209) 881-3529

with a copy to:

The Otto Law Group, PLLC
601 Union Street, Suite 4500
Seattle, WA 98101
Attn:  David M. Otto
Fax: (206) 262-9513

if to ICG, to:

Itec Capital Group, LLC
601 Union Street, Suite 4500
Seattle, WA 98101

Either party hereto may change the above specified recipient or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient's location) or on the day shown on the return receipt (if delivered by mail or delivery service).

7.4 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

7.5 Waiver and Amendment. Any term of this Agreement may be amended, waived or modified with the written consent of the Company and ICG.

7.6 Remedies. No delay or omission by ICG in exercising any of its rights, remedies, powers or privileges hereunder or at law or in equity and no course of dealing between the ICG and the undersigned or any other person shall be deemed a waiver by ICG of any such rights, remedies, powers or privileges, even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by ICG or the exercise of any other right, remedy, power or privilege by ICG. The rights and remedies of ICG described herein shall be cumulative and not restrictive of any other rights or remedies available under any other instrument, at law or in equity.

7.7 Expenses. The Company agrees to reimburse ICG for fees and expenses incurred by ICG in connection with the preparation of this Agreement and the transactions contemplated hereby, including reasonable attorneys fess, up to a maximum amount of Twenty Thousand Dollars ($20,000.00).

7.8 Enforcement. In the event an action is instituted to enforce or interpret any of the terms of this Agreement including but not limited to any action or participation by ICG in, or in connection with, a case or proceeding under the Bankruptcy Code or any successor statute, the prevailing party shall be entitled to recover all expenses reasonably incurred at, before and after trial and on appeal or review, whether or not taxable as costs, including, without limitation, attorney fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.

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IN WITNESS WHEREOF, the Company has caused this Funding Agreement to be signed in its name on the date first set forth above.

ITEC ENVIRONMENTAL GROUP, INC.

By: ________________________
         Gary M. De Laurentiis
         Chief Executive Officer

IN WITNESS WHEREOF, the ICG has caused this Funding Agreement to be signed in its name on the date first set forth above.

ITEC CAPITAL GROUP, LLC

By: ________________________
Name: David M. Otto
Title: Manager

Exhibit A

Form of Warrant